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                                                                  Exhibit (a)(1)

             JPMORGAN SECURITIES LENDING COLLATERAL INVESTMENT TRUST

                    AMENDED AND RESTATED DECLARATION OF TRUST

                            DATED AS OF MARCH 2, 2004

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                                TABLE OF CONTENTS
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                                                                                                             PAGE
                                                                                                             ----
ARTICLE I  NAME AND DEFINITIONS                                                                              1
   SECTION 1.1. NAME                                                                                         1
   SECTION 1.2. DEFINITIONS                                                                                  1
ARTICLE II  TRUSTEES                                                                                         3
   SECTION 2.1. NUMBER OF TRUSTEES                                                                           3
   SECTION 2.2. TERM OF OFFICE OF TRUSTEES                                                                   3
   SECTION 2.3. RESIGNATION AND APPOINTMENT OF TRUSTEES                                                      3
   SECTION 2.4. VACANCIES                                                                                    4
   SECTION 2.5. DELEGATION OF POWER TO OTHER TRUSTEES                                                        4
ARTICLE III  POWERS OF TRUSTEES                                                                              4
   SECTION 3.1. GENERAL                                                                                      4
   SECTION 3.2. INVESTMENTS                                                                                  4
   SECTION 3.3. LEGAL TITLE                                                                                  6
   SECTION 3.4. ISSUANCE AND REPURCHASE OF SECURITIES                                                        6
   SECTION 3.5. BORROWING MONEY; LENDING TRUST PROPERTY                                                      6
   SECTION 3.6. DELEGATION; COMMITTEES                                                                       6
   SECTION 3.7. COLLECTION AND PAYMENT                                                                       6
   SECTION 3.8. EXPENSES                                                                                     6
   SECTION 3.9. MANNER OF ACTING; BY-LAWS                                                                    6
   SECTION 3.10. MISCELLANEOUS POWERS                                                                        7
   SECTION 3.11. PRINCIPAL TRANSACTIONS                                                                      7
   SECTION 3.12. TRUSTEES AND OFFICERS AS SHAREHOLDERS                                                       7
ARTICLE IV  INVESTMENT ADVISER, PLACEMENT AGENT, ADMINISTRATOR,
TRANSFER AGENT AND SHAREHOLDER SERVICING AGENTS                                                              8
   SECTION 4.1. INVESTMENT ADVISER; SUB-ADVISERS                                                             8
   SECTION 4.2. PLACEMENT AGENT                                                                              9
   SECTION 4.3. ADMINISTRATOR                                                                                9
   SECTION 4.4. TRANSFER AGENT AND SHAREHOLDER SERVICING AGENTS                                              9
   SECTION 4.5. PARTIES TO CONTRACT                                                                          10
ARTICLE V  LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS                                     10
   SECTION 5.1. NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC                                         10
   SECTION 5.2. NON-LIABILITY OF TRUSTEES, ETC                                                               10
   SECTION 5.3. MANDATORY INDEMNIFICATION; INSURANCE                                                         10
   SECTION 5.4. NO BOND REQUIRED OF TRUSTEES                                                                 12
   SECTION 5.5. NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC                                   13
   SECTION 5.5. RELIANCE ON EXPERTS, ETC                                                                     13
ARTICLE VI  SHARES OF BENEFICIAL INTEREST                                                                    13
   SECTION 6.1. BENEFICIAL INTEREST                                                                          13
   SECTION 6.2. RIGHTS OF SHAREHOLDERS                                                                       14
   SECTION 6.3. TRUST ONLY                                                                                   14

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
   SECTION 6.4. ISSUANCE OF SHARES                                                                           14
   SECTION 6.5. REGISTER OF SHARES                                                                           14
   SECTION 6.6. TRANSFER OF SHARES                                                                           14
   SECTION 6.7. NOTICES                                                                                      15
   SECTION 6.8. VOTING POWERS                                                                                15
   SECTION 6.9. SERIES DESIGNATION AND CLASSES OF SHARES                                                     16
ARTICLE VII  REDEMPTIONS                                                                                     18
   SECTION 7.1. REDEMPTION                                                                                   18
   SECTION 7.2. SUSPENSION OF RIGHT OF REDEMPTION                                                            18
   SECTION 7.3. REDEMPTION OF SHARES; DISCLOSURE OF HOLDING                                                  19
   SECTION 7.4. REDEMPTIONS OF ACCOUNTS OF LESS THAN MINIMUM AMOUNT                                          19
ARTICLE VIII  DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTION                                  20
   ARTICLE IX  DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC                                       20
   SECTION 9.1  DURATION                                                                                     20
   SECTION 9.2  TERMINATION OF TRUST                                                                         20
   SECTION 9.3  AMENDMENT PROCEDURE                                                                          21
   SECTION 9.4  MERGER, CONSOLIDATION AND SALE OF ASSETS                                                     22
   SECTION 9.5  INCORPORATION, REORGANIZATION                                                                22
   SECTION 9.6  INCORPORATION OR REORGANIZATION OF SERIES                                                    23
ARTICLE X  REPORTS TO SHAREHOLDERS AND SHAREHOLDER COMMUNICATIONS                                            23
ARTICLE XI  MISCELLANEOUS                                                                                    23
   SECTION 11.1 FILING                                                                                       23
   SECTION 11.2 GOVERNING LAW                                                                                23
   SECTION 11.3 COUNTERPARTS                                                                                 24
   SECTION 11.4 RELIANCE BY THIRD PARTIES                                                                    24
   SECTION 11.5 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS                                               24
   SECTION 11.6 PRINCIPAL OFFICE; RESIDENT AGENT                                                             24

                                       ii
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                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

             JPMORGAN SECURITIES LENDING COLLATERAL INVESTMENT TRUST

                            Dated as of March 2, 2004

         WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and

         WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable Shares of Beneficial Interest (par value $0.001 per share) ("SHARES") issued in one or more series as hereinafter provided;

         NOW THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of holders, from time to time, of the Shares issued hereunder and subject to the provisions hereof.

                                    ARTICLE I

                              NAME AND DEFINITIONS

         Section 1.1. NAME. The name of the trust created hereby is the "JPMorgan Securities Lending Collateral Investment Trust".

         Section 1.2. DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:

                (a) "Administrator" means a party furnishing services to the Trust pursuant to any contract described in Section 4.3 hereof.

                (b)        "By-Laws" means the By-laws referred to in
Section 3.9 hereof, as from time to time amended.

                (c) "Commission" has the meaning given that term in the 1940 Act.

                (d) "Custodian" means a party employed by the Trust to furnish services as described in Article X of the By-Laws.

                (e) "Declaration" means this Amended and Restated Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "Declaration", "hereof", "herein", and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

                (f) "Placement Agent" means a party furnishing services to the Trust pursuant to any contract described in Section 4.2 hereof.

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                (g)        "Interested Person" has the meaning given that term
in the 1940 Act.

                (h) "Investment Adviser" means a party furnishing services to the Trust pursuant to any contract described in Section 4.1 hereof, and where the context permits, including any subadviser that has entered into such a contract with an Investment Adviser.

                (i) "Majority Shareholder Vote" has the same meaning as the phrase "vote of a majority of the outstanding voting securities" as defined in the 1940 Act, except that such term may be used herein with respect to the Shares of the Trust as a whole or the Shares of any particular series or class, as the context may require.

                (j) "1933 Act" means the Securities Act of 1933, as amended, and the Rules and Regulations thereunder, as amended and in effect from time to time.

                (k) "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended and in effect from time to time.

                (l) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

                (m)        "Shareholder" means a record owner of outstanding
Shares.

                (n) "Shares" means the Shares of Beneficial Interest into which the beneficial interest in the Trust shall be divided from time to time or, when used in relation to any particular series or class of Shares established by the Trustees pursuant to Section 6.9 hereof, equal proportionate transferable units into which such series or class of Shares shall be divided from time to time. The term "Shares" includes fractions of Shares as well as whole Shares.

                (o) "Shareholder Servicing Agent" means a party furnishing services to the Trust pursuant to any shareholder servicing contract described in Section 4.4 hereof.

                (p) "Transfer Agent" means a party furnishing services to the Trust pursuant to any transfer agency contract described in Section 4.4 hereof.

                (q)        "Trust" means the trust created hereby.

                (r) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including, without limitation, any and all property allocated or belonging to any series of Shares pursuant to Section 6.9 hereof.

                (s) "Trustees" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

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                                   ARTICLE II

                                    TRUSTEES

         Section 2.1. NUMBER OF TRUSTEES. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3) nor more than fifteen (15).

         Section 2.2. TERM OF OFFICE OF TRUSTEES. Subject to the provisions of Section 16(a) of the 1940 Act, during the lifetime of this Trust and until its termination as hereinafter provided, each Trustee may hold office in accordance with the Declaration and the By-Laws; except that (a) any Trustee may resign his trust (without the need for a prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed with cause, at any time, by written instrument signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective; (c) any Trustee who has become incapacitated by illness or injury, as determined by a majority of the other Trustees, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; (d) a Trustee shall be deemed to resign his Trust, without further action by such Trustee, upon reaching a mandatory retirement age as determined from time to time by the Trustees; and (e) a Trustee may be removed at any meeting of Shareholders by a vote of Shareholders entitled to cast two-thirds of the outstanding voting securities of the Trust. For purposes of the foregoing clause (b), the term "cause" shall include, but not be limited to, failure to comply with such written policies as may from time to time be adopted by at least two-thirds of the Trustees with respect to the conduct of Trustees and attendance at meetings. Upon the resignation, retirement or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning, retiring or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         Section 2.3. RESIGNATION AND APPOINTMENT OF TRUSTEES. In case of the declination, death, resignation, retirement, removal or inability of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other individual as they in their discretion shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

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         Section 2.4.      VACANCIES. The death, declination, resignation,
retirement, removal or incapacity of the Trustees, or any one (1) of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

         Section 2.5. DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.

                                   ARTICLE III

                               POWERS OF TRUSTEES

         Section 3.1. GENERAL. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

         Section 3.2.      INVESTMENTS. (a) The Trustees shall have the power:

                    (i) to conduct, operate and carry on the business of an investment company;

                    (ii) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of U.S. and foreign currencies, any form of gold or other precious metal, commodity contracts, any form of forward, option or swap contract, contracts for the future acquisition or delivery of securities or currency, shares of, or any other interest in, any investment company as defined in the Investment Company Act of 1940, and

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         securities and related derivatives of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, equity interests, structured, hybrid or derivative securities, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed or sponsored by any and all Persons, including, without limitation:

                           (A) states, territories and possessions of the United States and the District of Columbia and any political subdivision, agency or instrumentality of any such Person,

                           (B) the U.S. Government, any foreign government, any political subdivision or any agency or instrumentality of the U.S. Government, any foreign government or any political subdivision of the U.S. Government or any foreign government,

                           (C)      any international or supranational
                      instrumentality,

                           (D)      any bank or savings institution, or

                           (E) any corporation, trust, partnership, limited liability company or other organization organized under the laws of the United States or of any state, territory or possession thereof, or under any foreign law;

or in "when issued" or forward contracts for any such securities, to retain Trust assets in cash and from time to time to change the securities or obligations in which the assets of the Trust are invested; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments; and

                    (iii) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, proper or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

                (b) The Trustees shall not be limited to investing in securities or obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

                (c) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the Trust Property, or sell all or a portion of the Trust Property and invest the proceeds of such sales, in another investment company that is registered under the 1940 Act.

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         Section 3.3.      LEGAL TITLE. Legal title to all Trust Property shall
be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person or nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         Section 3.4. ISSUANCE AND REPURCHASE OF SECURITIES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII and IX and
Section 6.9 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds of the Trust or other Trust Property, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

         Section 3.5. BORROWING MONEY; LENDING TRUST PROPERTY. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the Trust Property, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property.

         Section 3.6. DELEGATION; COMMITTEES. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

         Section 3.7. COLLECTION AND PAYMENT. Subject to Section 6.9 hereof, the Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

         Section 3.8. EXPENSES. Subject to Section 6.9 hereof, the Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

         Section 3.9. MANNER OF ACTING; BY-LAWS. Except as otherwise provided herein or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a

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majority of the Trustees. The Trustees may ratify and approve any action taken prior to such meeting or written consent by or on behalf of the Trust or any Trustee, officer, agent or representative of the Trust as part of any such meeting or action by written consent. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

         Section 3.10. MISCELLANEOUS POWERS. The Trustees shall have the power to (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, or agents, the Investment Adviser, Placement Agent, Administrator, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, and whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including any Investment Adviser, Administrator, Custodian, Placement Agent, Transfer Agent, Shareholder Servicing Agent or dealer, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust or any series and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust, provided, that the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

         Section 3.11. PRINCIPAL TRANSACTIONS. Except in transactions permitted by the 1940 Act or by any order of exemption issued by the Commission, the Trustees shall not, on behalf of the Trust, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, Shareholder Servicing Agent, Custodian, Placement Agent or Transfer Agent or with any Interested Person of such Person; but the Trust may, upon customary terms, employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian and may pay the proceeds of any redemption of Shares by such Person or Interested Person by a distribution in kind of portfolio securities held by the Trust.

         Section 3.12. TRUSTEES AND OFFICERS AS SHAREHOLDERS. Except as hereinafter provided, no officer, Trustee or member of any advisory board of the Trust, and no member, partner, officer, director or trustee of the Investment Adviser, Administrator or Placement Agent, and no Investment Adviser, Administrator or Placement Agent of the Trust, shall take long or short positions in the securities issued by the Trust. The foregoing provision shall not prevent:

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                (a)        The Placement Agent from purchasing Shares from the
Trust if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchases for the purpose of filling orders for Shares received by the Placement Agent and provided that orders to purchase from the Trust are entered with the Trust or the Custodian promptly upon receipt by the Placement Agent of purchase orders for Shares, unless the Placement Agent is otherwise instructed by its customer;

                (b) The Placement Agent from purchasing Shares as agent for the account of the Trust;

                (c) The purchase from the Trust or from the Placement Agent of Shares by any officer, Trustee or member of any advisory board of the Trust or by any member, partner, officer, director or trustee of the Investment Adviser, Administrator or Placement Agent at a price not lower than the net asset value of the Shares at the close of business on the day of such purchase, provided that any such sales are only to be made pursuant to a uniform offer described in the current prospectus or statement of additional information for the Shares being purchased; or

                (d) The Investment Adviser, the Placement Agent, the Administrator, or any of their officers, partners, directors or trustees from purchasing Shares prior to the effective date of the Trust's Registration Statement relating to the Shares.

                                   ARTICLE IV

          INVESTMENT ADVISER, PLACEMENT AGENT, ADMINISTRATOR, TRANSFER
                     AGENT AND SHAREHOLDER SERVICING AGENTS

         Section 4.1. INVESTMENT ADVISER; SUB-ADVISERS. Subject to a Majority Shareholder Vote of the Shares of each series affected thereby, the Trustees may in their discretion from time to time enter into one or more investment advisory and/or management contracts with any corporation, trust, association or other organization whereby the other party to each such contract shall undertake to furnish the Trust such management, investment advisory, statistical and research facilities and services, and such other facilities and services, if any, with respect to one or more series of the Trust, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine; and any such contract may provide for one or more sub-advisers who shall perform all or a portion of the services of the Investment Adviser, PROVIDED that such sub-advisers may be retained or removed by the Investment Adviser or the Trustees, upon approval by a majority of the Trustees, without the prior approval of the Shareholders as hereinabove provided to the extent permitted by law.

         The fact that: (a) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or (b) any corporation,

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trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

         Notwithstanding any provision of the Declaration to the contrary, the Trustees may delegate to the Investment Adviser authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of assets of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any of such purchases, sales, loans or exchanges shall be deemed to have been authorized by all the Trustees. Such services may be provided by one or more Persons.

         Section 4.2. PLACEMENT AGENT. The Trustees may in their discretion from time to time enter into one or more contracts providing for the sale of Shares whereby the Trust may either agree to sell the Shares to the other party to any such contract or appoint any such other party as its sales agent for such Shares. Any such contract shall be on such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the Declaration or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust. Such services may be provided by one or more Persons.

         Section 4.3. ADMINISTRATOR. The Trustees may in their discretion from time to time enter into one or more administrative services contracts whereby the other party to each such contract shall undertake to furnish such administrative services to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws. Such services may be provided by one or more Persons.

         Section 4.4. TRANSFER AGENT AND SHAREHOLDER SERVICING AGENTS. The Trustees may in their discretion from time to time enter into one or more transfer agency and shareholder servicing contracts whereby the other party to each such contract shall undertake to furnish such transfer agency and/or shareholder services to the Trust or to Shareholders of the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws. Such services may be provided by one or more Persons. Except as otherwise provided in the applicable shareholder servicing contract, a Shareholder Servicing Agent shall be deemed to be the record owner of outstanding Shares beneficially owned by customers of such Shareholder Servicing Agent for whom it is acting pursuant to such shareholder servicing contract.

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         Section 4.5.      PARTIES TO CONTRACT. Any contract of the character
described in Section 4.1, 4.2, 4.3 or 4.4 of this Article IV or any Custodian contract as described in Article X of the By-Laws may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, Shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1, 4.2, 4.3 and 4.4 above or any Custodian contract as described in Article X of the By-Laws, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.5.

                                    ARTICLE V

          LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS

         Section 5.1. NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein. Notwithstanding any other provision of this Declaration to the contrary, no Trust Property shall be used to indemnify or reimburse any Shareholder of any Shares of any series other than Trust Property allocated or belonging to that series.

         Section 5.2. NON-LIABILITY OF TRUSTEES, ETC. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

         Section 5.3. MANDATORY INDEMNIFICATION; INSURANCE. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

                    (i) every person who is or has been a Trustee or officer of the Trust shall be indemnified by the Trust, to the fullest extent permitted by law (including the 1940 Act) as currently in effect or as hereafter amended, against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

                    (ii) the words "claim", "action", "suit", or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                (b) No indemnification shall be provided hereunder to a Trustee or officer:

                    (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

                    (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

                    (iii) in the event of a settlement involving a payment by a Trustee or officer or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b)(ii) above resulting in a payment by a Trustee or officer, unless there has been either a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

                           (A) by vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

                           (B)      by written opinion of independent legal
                      counsel.

                (c) Subject to the provisions of the 1940 Act, the Trust may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability (whether or not the Trust would have the power to indemnify such Persons against such liability), and such other insurance as the Trustees in their sole judgment shall deem advisable.

                (d) The rights of indemnification herein provided shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a Person who has ceased to be such a Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such Person. Nothing contained herein shall affect any rights to indemnification to which personnel other than Trustees and officers may be entitled by contract or otherwise under law.

                (e) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 5.3, provided that either:

                    (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

                    (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

         As used in this Section 5.3 a "Disinterested Trustee" is one (i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

         Section 5.4. NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

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         Section 5.5.      NO DUTY OF INVESTIGATION; NOTICE IN TRUST
INSTRUMENTS, ETC. No purchaser, lender, Shareholder Servicing Agent, Transfer Agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind any of the Trustees or Shareholders individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         Section 5.6. RELIANCE ON EXPERTS, ETC. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Placement Agent, an Administrator, a Custodian, the Transfer Agent, any Shareholder Servicing Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

         Section 6.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder may be divided into transferable Shares, which may be divided into one or more series or classes of such series as provided in Section
6.9 hereof. Each such series shall have such class or classes of Shares as the Trustees may from time to time determine. The number of Shares authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable.

         Section 6.2. RIGHTS OF SHAREHOLDERS. The ownership of the Trust Property of every description and the right to conduct any business described herein are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in the Declaration. The Shares shall not entitle the holder to preference, pre-emptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series of Shares or class thereof.

         Section 6.3. TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and the Shareholders. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, limited liability company, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

         Section 6.4. ISSUANCE OF SHARES. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection, with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any series or class into a greater or lesser number without thereby changing their proportionate beneficial interests in Trust Property allocated or belonging to such series or class. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractions of a Share.

         Section 6.5. REGISTER OF SHARES. A register or registers shall be kept at the principal office of the Trust or at an office of the Transfer Agent or any one or more Shareholder Servicing Agents which register or registers, taken together, shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register or registers shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent, the Shareholder Servicing Agent which is the agent of record for such Shareholder, or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

         Section 6.6. TRANSFER OF SHARES. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees, the Transfer Agent or the Shareholder Servicing Agent which is the agent of record for such Shareholder, of a duly executed instrument of transfer, together with any certificate or certificates (if issued) for such Shares and such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent, Shareholder Servicing Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees, the Transfer Agent or the Shareholder Servicing Agent which is the agent of record for such Shareholder; but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent, Shareholder Servicing Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

         Section 6.7. NOTICES. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

         Section 6.8. VOTING POWERS. The Shareholders shall have power to vote only (i) for the removal of Trustees as provided in Section 2.2 hereof,
(ii) with respect to any investment advisory or management contract as provided in Section 4.1 hereof, (iii) with respect to termination of the Trust or a series or class thereof as provided in Section 9.2 hereof, (iv) with respect to any amendment of this Declaration to the extent and as provided in Section 9.3 hereof, (v) with respect to any merger, consolidation or sale of assets as provided in Sections 9.4 and 9.6 hereof, (vi) with respect to incorporation of the Trust or any series to the extent and as provided in Sections 9.5 and 9.6 hereof, (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or a series thereof or the Shareholders of either, (viii) with respect to any plan adopted pursuant to Rule 12b-1 (or any successor rule) under the 1940 Act, and related matters, and (ix) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, as the Trustees may consider necessary or desirable. Unless the Trustees determine that each Share will entitle Shareholders to one vote per Share, on any matter submitted to a vote of Shareholders of any series or class, each dollar of net asset value (number of Shares owned times net asset value per Share of such series or class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust shall not be voted. Shares shall be voted by individual series on any matter submitted to a vote of the Shareholders of the Trust except as provided in Section 6.9(g) hereof. The Trustees may in conjunction with the establishment of any further series or any classes of Shares, establish conditions under which the several series or classes of Shares shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholder at any meeting of Shareholders of the Trust or of any series of the Trust, a Shareholder Servicing Agent may vote any shares as to which such Shareholder Servicing Agent is the agent of record and which are not otherwise represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all shares otherwise represented at the meeting in person or by proxy as to which such Shareholder Servicing Agent is the agent of record. Any shares so voted by a Shareholder Servicing Agent will be deemed represented at the meeting for quorum purposes. The By-Laws may include further provisions for Shareholder votes and meetings and related matters.

         Section 6.9. SERIES DESIGNATION AND CLASSES OF SHARES. As set forth in APPENDIX I hereto, the Trustees have authorized the division of Shares into series and series into classes, as designated and established pursuant to the provisions of APPENDIX I and this Section 6.9. The Trustees, in their discretion, may authorize the division of Shares into one or more additional series, and the different series shall be established and designated, and the variations in the relative rights; privileges and preferences as between the different series shall be fixed and determined by the Trustees upon and subject to the following provisions:

                (a) All Shares shall be identical except that there may be such variations as shall be fixed and determined by the Trustees between different series or classes thereof as to purchase price; right of redemption and the price, terms and manner of redemption; and special and relative rights as to dividends and on liquidation.

                (b) The number of authorized Shares and the number of Shares of each series or class of each series that may be issued shall be unlimited. The Trustees may classify or reclassify, any unissued Shares or any Shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

                (c) All consideration received by the Trust for the issuance or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income and earnings thereon, profits therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, proceeds, funds or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. No Shareholder of any particular series shall have any claim on or right to any assets allocated or belonging to any other series of Shares.

                (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. Each class shall bear the expenses of payments under any distribution, service, and shareholder servicing agreements and plans entered into by or on behalf of the series with respect to that class, and any other expenses that are properly allocated to such class in accordance with the 1940 Act or any rule or order issued thereunder and applicable to the Trust or such series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. Under no circumstances shall the assets allocated or belonging to any particular series be charged with liabilities, expenses, costs, charges or reserves attributable to any other series. All Persons who have extended credit which has been allocated to a particular series, or who have a claim or contract which has been allocated to any particular series, shall look only to the assets of that particular series for payment of such credit, claim or contract.

                (e) The power of the Trustees to invest and reinvest the Trust Property allocated or belonging to any particular series shall be governed by Section 3.2 hereof unless otherwise provided in the instrument of the Trustees establishing such series which is hereinafter described.

                (f) Each Share of a series shall represent a beneficial interest in the net assets allocated or belonging to such series only, and such interest shall not extend to the assets of the Trust generally. Dividends and distributions on Shares of a particular series or class thereof may be paid with such frequency as the Trustees may determine, which may be monthly or otherwise, pursuant to a standing vote or votes adopted only once or with such frequency as the Trustees may determine, only to the Shareholders of that series or class, as the case may be, from such of the income and capital gains, accrued or realized, from the assets belonging to that series, as the Trustees may determine, after providing for actual and accrued liabilities. All dividends and distributions on Shares of a particular series or class thereof shall be distributed pro rata to the Shareholders of that series or class as appropriate in proportion to the number of Shares of that series or class thereof held by such Shareholders at the date and time of record established for the payment of such dividends or distributions. Shares of any particular series of the Trust may be redeemed solely out of Trust Property allocated or belonging to that series. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series only. A Shareholder of a particular series of the Trust shall not be entitled to commence or participate in a derivative or class action on behalf of any other series of the Shareholders of any other series of the Trust.

                (g) Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of the Shareholders of the Trust, all Shares then entitled to vote shall be voted by individual series or classes (i) to the extent required by the 1940 Act or any rule thereunder or (ii) when the Trustees have determined that the matter affects only the interests of

Shareholders of such series or classes thereof.

                (h) The establishment and designation of any series of Shares shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series and any class thereof, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                (i) Notwithstanding anything in this Declaration to the contrary, the Trustees may, in their discretion, authorize the division of Shares of any series into Shares of one or more classes or subseries of such series. All Shares of a class or a subseries shall be identical with each other and with the Shares of each other class or subseries of the same series except for such variations between classes or subseries as may be approved by the Board of Trustees and be permitted under the 1940 Act or pursuant to any exemptive order or rule issued by the Commission.

                                   ARTICLE VII

                                   REDEMPTIONS

         Section 7.1. REDEMPTIONS. In case any Shareholder at any time desires to dispose of his Shares, he may deposit his certificate or certificates therefor, duly endorsed in blank or accompanied by an instrument of transfer executed in blank, or if the shares are not represented by any certificate, a written request or other such form of request as the Trustees may from time to time authorize, at the office of the Transfer Agent, the Shareholder Servicing Agent which is the agent of record for such Shareholder, or any bank or trust company, either in or outside of the Commonwealth of Massachusetts, which is a member of the Federal Reserve System and which the said Transfer Agent or the said Shareholder Servicing Agent has designated in writing for that purpose, together with an irrevocable offer in writing in a form acceptable to the Trustees to sell the Shares represented thereby to the Trust at the net asset value per Share thereof, next determined after such deposit as provided in
Article VIII hereof. Payment for said Shares shall be made to the Shareholder within seven days after the date on which the deposit is made, unless (a) the date of payment is postponed pursuant to Section 7.2 hereof, or (b) the receipt, or verification of receipt, of the purchase price for the shares to be redeemed is delayed, in either of which events payment may be delayed beyond seven days.

         Section 7.2. SUSPENSION OF RIGHT OF REDEMPTION. The Trust may declare a suspension of the right of redemption or postpone the date of payment of the redemption proceeds for the whole or any part of any period, (a) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (d) during which the Commission for the protection of Shareholders by order permits the suspension of the right of redemption or

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postponement of the date of payment of the redemption proceeds; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (b), (c) or (d) exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment of the redemption proceeds until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (b) or (c) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trustees shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

         Section 7.3. REDEMPTION OF SHARES; DISCLOSURE OF HOLDING. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares has or may become concentrated in any Person to an extent which would disqualify the Trust, or any series of the Trust, as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such Person a number of Shares of the Trust, or such series of the Trust, sufficient to maintain or bring the direct or indirect ownership of shares of the Trust, or such series of the Trust, into conformity with the requirements for such qualification, and
(ii) to refuse to transfer or issue Shares of the Trust, or such series of the Trust, to any Person whose acquisition of the Shares of the Trust, or such series of the Trust, would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in Section 7.1 hereof.

         The Shareholders of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares of the Trust as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any other authority. Upon the failure of a Shareholder to disclose such information and to comply with such demand of the Trustees, the Trust shall have the power to redeem such Shares at a redemption price determined in accordance with Section
7.1 hereof.

         Section 7.4. REDEMPTIONS OF ACCOUNTS OF LESS THAN MINIMUM AMOUNT. The Trustees shall have the power, and any Shareholder Servicing Agent with whom the Trust has so agreed (or a subcontractor of such Shareholder Servicing Agent) shall have the power, at any time to redeem Shares of any Shareholder at a redemption price determined in accordance with Section 7.1 hereof if at such time the aggregate net asset value of the Shares owned by such Shareholder is less than a minimum amount as determined from time to time and disclosed in a prospectus of the Trust or in the Shareholder Servicing Agent's (or sub-contractor's) agreement with its customer. A Shareholder shall be notified that the aggregate value of his Shares is less than such minimum amount and allowed sixty (60) days to make an additional investment before the redemption is processed.

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                                  ARTICLE VIII

         DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

         The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote or votes of the Trustees such bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable.

                                   ARTICLE IX

            DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.

         Section 9.1. DURATION. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

         Section 9.2.      TERMINATION OF TRUST. (a) The Trust may be terminated
(i) by a Majority Shareholder Vote of its Shareholders, or (ii) by the Trustees by written notice to the Shareholders. Any series or class of the Trust may be terminated (i) by a Majority Shareholder Vote of the Shareholders of that series or class, as the case may be, or (ii) by the Trustees by written notice to the Shareholders of that series or series, as the case may be. Upon the termination of the Trust or any series of the Trust:

                                    (A)      The Trust or series of the Trust
                           shall carry on no business except for the purpose of winding up its affairs;

                                    (B)      The Trustees shall proceed to wind
                           up the affairs of the Trust or series of the Trust and all the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or series of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect the assets of the Trust or series of the Trust, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property of the Trust or series of the Trust to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay the liabilities of the Trust or series of the Trust, and to do all other acts appropriate to liquidate the business of the Trust or series of the Trust; PROVIDED, that any such sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property of the Trust or series of the Trust shall not require Shareholder approval as provided in Section 9.4 hereof; and

                                    (C)      After paying or adequately
                           providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of the Trust or series of the Trust, in cash or in kind or partly in cash and partly in kind, among the Shareholders of the Trust or series of the Trust according to their

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                           respective rights.

                (b) After termination of the Trust or series of the Trust and distribution to the Shareholders of the Trust or series of the Trust as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust or series of the Trust, and the rights and interests of all Shareholders of the Trust or series of the Trust shall thereupon cease.

         Section 9.3. AMENDMENT PROCEDURE. (a) This Declaration may be amended by a Majority Shareholder Vote of the Shareholders or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of the Shares of the Trust. The Trustees may also amend this Declaration without the vote or consent of Shareholders, except that no amendment can be made by the Trustees to impair any voting or other rights of Shareholders prescribed by federal or state law. Without limiting the foregoing, the Trustees may amend this Declaration (i) to designate series in accordance with Section 6.9 hereof; (ii) to change the name of the Trust or any series or class; (iii) to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code of 1986, as amended; (iv) to change the state or other jurisdiction designated herein as the state or other jurisdiction whose laws shall be the governing law hereof; (v) to eliminate or modify any provision of this Declaration which (a) incorporates, memorializes or sets forth an existing requirement imposed by or under any federal or state statute or any rule, regulation or interpretation thereof or thereunder or (b) any rule, regulation, interpretation or guideline of any federal or state agency, now or hereafter in effect, including without limitation, requirements set forth in the 1940 Act (and interpretations thereof), to the extent any change in applicable law liberalizes, eliminates or modifies any such requirements; (vi) to effect such changes herein as the Trustees find to be necessary or appropriate (A) to permit the filing of this Declaration under the laws of such state or other jurisdiction applicable to trusts or voluntary associations, (B) to permit the Trust to elect to be treated as a "regulated investment company" under the applicable provisions of the Internal Revenue Code of 1986, as amended, or (C) to permit the transfer of shares (or to permit the transfer of any other beneficial interests or shares in the Trust, however denominated); and (vii) to make any and all such further changes or modifications to this Declaration as the Trustees find to be necessary or appropriate, any finding of the Trustees referred to in the foregoing clause (vi) or this clause (vii) to be conclusively evidenced by the execution of any such amendment by a majority of the Trustees, but the Trustees shall not be liable for failing so to do.

                (b) No amendment which the Trustees have determined would affect the rights, privileges or interests of holders of a particular series of Shares, but not the rights, privileges or interests of holders of all series of Shares generally, and which would otherwise require a Majority Shareholder vote under paragraph (a) of this Section 9.3, may be made except with the vote or consent by a Majority Shareholder Vote of Shareholders of such series.

                (c) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by

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Shareholders to either invest all or a portion of the Trust Property, or sell all or a portion of the Trust Property and invest the proceeds of such sales, in another investment company that is registered under the 1940 Act.

                (d) Notwithstanding any other provision hereof, no amendment may be made under this Section 9.3 which would change any rights with respect to the Shares, or any series of Shares, by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the Majority Shareholder Vote of the Shares or that series of Shares. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

                (e) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

                (f) Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933 Act, covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         Section 9.4. MERGER, CONSOLIDATION AND SALE OF ASSETS. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated or belonging to a particular series of the Trust) including its good will, upon such terms and conditions and for such consideration when and as authorized (a) at any meeting of Shareholders called for such purpose by the vote of the holders entitled to vote two-thirds of the outstanding voting securities of all series of the Trust voting as a single class, or of the holders entitled to vote two-thirds of the outstanding voting securities of the affected series of the Trust, as the case may be, or by an instrument or instruments in writing without a meeting, consented to by such holders, as the case may be, or (b) if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent by Majority Shareholder Vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. Nothing contained herein shall be construed as requiring approval of Shareholders for any sale of assets in the ordinary course of the business of the Trust.

         Section 9.5. INCORPORATION, REORGANIZATION. The Trustees may, without the consent or vote of Shareholders, cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, unit investment trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or organization in

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exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. Subject to
Section 9.4 hereof, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. Nothing contained in this Section 9.5 shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

         Section 9.6. INCORPORATION OR REORGANIZATION OF SERIES. The Trustees may, without the consent or vote of Shareholders, sell, lease or exchange all of the Trust Property allocated or belonging to that series, or cause to be organized or assist in organizing a corporation or corporations under the laws of any other jurisdiction, or any other trust, unit investment trust, partnership, association or other organization, to take over all of the Trust Property allocated or belonging to that series and to sell, convey and transfer such Trust Property to any such corporation, trust, unit investment trust, partnership, association, or other organization in exchange for the shares or securities thereof or otherwise.

                                    ARTICLE X

             REPORTS TO SHAREHOLDERS AND SHAREHOLDER COMMUNICATIONS

         The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1. FILING. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other place or places as may be required under the laws of the Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall state or be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in the manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of this original Declaration and the various amendments thereto.

         Section 11.2. GOVERNING LAW. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the

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rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth without regard to conflicts of laws principles.

         Section 11.3. COUNTERPARTS. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         Section 11.4. RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Trust, is a Trustee hereunder or officer of the Trust certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relates to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and officers and their successors.

         Section 11.5. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; PROVIDED, HOWEVER, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

         Section 11.6. PRINCIPAL OFFICE; RESIDENT AGENT. The principal office of the Trust until further changed by the Trustees is J.P. Morgan Investment Inc., 522 Fifth Avenue, New York, NY 10036, and the resident agent shall be J.P. Morgan Investor Services Co., 73 Tremont Street, Boston, MA 02108.

         IN WITNESS WHEREOF, the undersigned have executed this instrument under seal in New York, New York as of the 2nd day of March, 2004.


                              /s/ Cheryl Ballenger
                              ----------------------------------------------
                              Cheryl Ballenger, Trustee and not individually


                              /s/ John F. Ruffle
                              ----------------------------------------------
                              John F. Ruffle, Trustee and not individually


                              /s/ John R. Rettberg
                              ----------------------------------------------
                              John R. Rettberg, Trustee and not individually


                              /s/ Kenneth Whipple, Jr.
                              ----------------------------------------------
                              Kenneth Whipple, Jr., Trustee and not individually



                              c/o JPMorgan Fleming Asset Management
                              Legal Department
                              522 Fifth Avenue
                              New York, NY  10036

State of New York                 )
                                  ) ss.
County of New York                )


March 2, 2004

Then personally appeared the above-named Cheryl Ballenger, John F. Ruffle, John
R. Rettberg and Kenneth Whipple, Jr. , who acknowledged the foregoing instrument to be their free act and deed.

Before me,


/s/ Kathryn A. Dillon
------------------------------------
Notary Public

My commission expires: 3/27/06

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                                                                      Appendix I

             JPMORGAN SECURITIES LENDING COLLATERAL INVESTMENT TRUST
                                Establishment and

                 Designation of Series and Classes of Shares of
                Beneficial Interest (par value $0.001 per share)


     Pursuant to Section 6.9 of the Declaration of Trust, dated as of March 2, 2004 (the "DECLARATION OF TRUST"), of the JPMorgan Securities Lending Collateral Investment Trust (the "TRUST"), the Trustees of the Trust hereby establish and designate one initial series of Shares (as defined in the Declaration of Trust) (each such series a "FUND" and collectively the "FUNDS") and the classes into which the Shares of each Fund are divided to have the following special and relative rights:

          The initial Fund shall be designated as follows:

          JPMorgan Securities Lending Collateral Investment Fund

     1. Each Fund of the Trust shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective Registration Statement. Each Share of a Fund shall be redeemable, shall be entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

     2. Shares of each class shall be entitled to all the rights and preferences accorded to Shares under the Declaration of Trust.

     3. The number of Shares of each class designated hereby shall be unlimited.

     4. Shareholders of each class shall vote separately on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to that class as provided in, Rule 18f-2 or Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust. Shareholders of any class may vote together with shareholders of any other class on any matter for which the interests of the classes do not materially differ, and shareholders of all classes of all Funds may vote together on Trust-wide matters.

     5. The Trust's assets and liabilities shall be allocated among the Funds and the classes thereof as set forth in Section 6.9 of the Declaration of Trust.

     6. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund or class now or hereafter created, or otherwise to change the special and relative rights of any such Fund or class.

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